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                                 CODE OF ETHICS

                       State Farm Associates' Funds Trust
                     State Farm Investment Management Corp.
                        State Farm Variable Product Trust
                         State Farm VP Management Corp.
                          State Farm Mutual Fund Trust

ARTICLE I.  INTRODUCTION

         The general principles and other rules set forth in this Code of Ethics are based upon the fundamental objectives that invested assets should be managed exclusively for the benefit of their owners and that knowledge about any current or prospective transactions in invested assets should be utilized exclusively for the benefit of their owners. The people making investment related decisions or having knowledge about current or prospective transactions should conduct themselves in a way that no actual or apparent conflicts arise between the shareowners' interest and their own personal interest.

         Although we have attempted to draft this Code of Ethics in a manner that is easily understood, there are some technical terms and phrases used which have special meanings. In order to help you understand these terms and phrases,
Article IX contains several definitions. We have also attempted to draft this Code of Ethics in a manner that is easily administered. However, not all possible situations can be covered by specific provisions. As a result, the people responsible for enforcement must exercise their judgment when interpreting the Code of Ethics and applying it to the particular facts and circumstances. This judgment will be exercised in a manner that is consistent not only with the specific provisions, but also with the underlying intent as described in the fundamental objectives and general principles.

ARTICLE II.  GENERAL PRINCIPLES

         A. The principle governing all activities of State Farm Investment Management Corp. (the "Manager"), the investment adviser to all the funds listed above (each a "Fund" or collectively the "Funds") is that the Manager functions exclusively for the benefit of the owners or beneficiaries of the assets it manages.

         B. Assets under management or knowledge as to current or prospective transactions in managed assets shall not be utilized for personal advantage or for the advantage of anyone other than the owners or beneficiaries of those assets.

         C. It is extremely important in performing their duties that persons associated with the Manager and Funds avoid situations involving actual or potential conflicts of interest with the owners or beneficiaries of managed assets.



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         D.  Situations appearing to involve actual or potential conflicts of interest or impairment of objectivity shall be avoided whenever doing so does not run counter to the interests of the owners or beneficiaries of the managed assets.

         E. The following specific rules and reporting procedures are promulgated to assure that Personal Securities Transactions of the Subscribers are conducted in accordance with the principles set forth above. There is no intention to limit arbitrarily or unreasonably anyone's personal investment flexibility. Quite the contrary, our experience has been that investment lessons are learned much more quickly and more thoroughly by personal investment than by giving poor advice to third parties. We also believe strongly investment advisers should "take their own medicine" whenever it can be done within a framework that avoids conflicts of interest with their clients.

ARTICLE III.  SCOPE

         Not all prohibitions, monitoring and reporting rules contained in Articles IV, V, VI and VII apply to each person required to subscribe to this Code of Ethics. The scope varies depending upon the responsibilities and positions of the Subscriber. This Code of Ethics specifically identifies the group of Subscribers subject to each prohibition, monitoring and reporting rule contained in Articles IV, V, VI and VII.

         The application of the prohibitions, monitoring and reporting rules contained in Articles IV, V, VI and VII may extend beyond transactions in Securities in which the Subscriber has a direct interest to include transactions in Securities in which the Subscriber has an indirect interest. However, the prohibitions, monitoring and reporting rules contained in Articles IV, V, VI and VII shall not apply to transactions effected for any account over which the Subscriber does not have any direct or indirect influence or control.

         The definitions of Securities, Personal Securities Transactions and Beneficial Ownership should be consulted to determine the scope of the prohibitions, monitoring and reporting rules contained in Articles IV, V, VI and VII.

         With regard to State Farm Variable Product Trust and State Farm Mutual Fund Trust (the "Trusts"), each Investment Sub-Adviser's code of ethics (e.g., the code of ethics of Barclays Global Investors, N.A. and the code of ethics of Capital Guardian Trust Company), are incorporated herein by reference as the Trusts' Code of Ethics applicable to persons described below. Those provisions of an Investment Sub-Adviser's code of ethics applicable to persons who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of a security, or whose functions relate to the making of any recommendation with respect to such purchase or sale by registered investment companies sponsored, managed or advised by such Investment Sub-Adviser are hereby incorporated herein by reference as additional provisions of this Code of Ethics applicable to those Subscribers who are partners, directors, or employees of such Investment Sub-Adviser and who have direct responsibility for investments of any of the Funds of the Trusts.



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         A violation of an Investment Sub-Adviser's code of ethics by
Subscribers who are partners, directors, or employees of such Investment Sub-Adviser shall constitute a violation of this Code of Ethics.

         In connection with Article VI below, provided that an Investment Sub-Adviser reports any violations of the Code of Ethics that it uncovers from its review of personal securities transaction reports made to it by those Subscribers who are partners, directors, or employees of such sub-adviser and who have direct responsibility for investments of any of the Funds of one of the Trusts, and certifies in writing at the end of each calendar quarter of the Trust to the Compliance Officer of the Trust that no violation of the Code of Ethics occurred during that quarter other than those violations reported, then reporting of such security transactions by partners, directors, or employees of an Investment Sub-Adviser in compliance with procedures established pursuant to the Investment Sub-Adviser's code of ethics shall constitute the reporting required under this Code of Ethics.

ARTICLE IV.  PROHIBITIONS

             PROHIBITIONS APPLICABLE TO ALL SUBSCRIBERS

         A.  Transactions with Manager. Subscribers shall not knowingly sell
             -------------------------
to or purchase from the Manager any Securities or other property except shares issued by the Funds.

         B.  Transactions with Funds. Subscribers shall not knowingly sell to
             -----------------------
or purchase from any Fund any Securities or other property except shares issued by the Funds.

         C.  Securities under Consideration. Subscribers who know, or have
             ------------------------------
reason to know, that a Security is being actively considered for purchase or sale by the Manager or the Funds (other than any Funds managed by an unaffiliated sub-adviser), shall not enter into Personal Securities Transactions involving that Same Security. This prohibition shall not apply to the acquisition of Securities by a Subscriber through a dividend reinvestment plan or through a regular automatic purchase feature of a Direct Purchase Plan, if the Subscriber was a participant in the dividend reinvestment plan or in the Direct Purchase Plan more than 15 days prior to the time at which the Manager began to actively consider purchasing or selling the Security.

         D.  Confidentiality of Information. Subscribers shall not (a) disclose
             ------------------------------
any of the Funds' current or the Manager's contemplated transactions except as may be necessary to fulfill his or her job-related responsibilities or (b) utilize any information concerning the Funds' current or the Manager's contemplated transactions except for the benefit of the owners or beneficiaries of assets managed by the Manager or owned by the Funds and in no event for personal gain.

         E.  Preferential Treatment. Subscribers shall not seek or accept
             ----------------------
favors, preferential treatment, any special benefit or other consideration (of more than a de minimis value) from broker-dealers or other providers of goods or services to the Funds, the Manager or their affiliates.


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                    PROHIBITION APPLICABLE TO ALL SUBSCRIBERS
             OTHER THAN MUTUAL FUND DISINTERESTED DIRECTORS/TRUSTEES

         F.  Insider Information. Subscribers, other than the Mutual Fund
             -------------------
Disinterested Trustees and Advisory Representatives, who obtain material non-public information regarding a company (a) shall not disclose that information to anyone but a designated Investment Professional and (b) shall not engage in any transactions involving securities of that company for portfolios under management or for a personal account until the information is publicly disseminated or becomes obsolete. Whenever information is suspected of being material and non-public, a designated Investment Professional should be advised of the circumstances immediately. The Mutual Fund Disinterested Trustees and Advisory Representatives shall be subject to the legal obligations generally associated with insider information. (See Appendix I for discussion of Insider Trading.)

          PROHIBITION APPLICABLE TO ALL INVESTMENT PROFESSIONALS, FUND
             OFFICERS AND MUTUAL FUND INTERESTED DIRECTORS/TRUSTEES

         G.  Prohibition on Short-term Personal Securities Transactions. No
             ----------------------------------------------------------
Investment Professional, Fund officer or Mutual Fund Interested Trustee shall profit from the purchase and sale, or the sale and purchase, of the Same Security within 30 calendar days; provided, however, that the Compliance Officer may, upon request, exempt a Personal Securities Transaction from this prohibition, in whole or in part, upon such conditions as the Compliance Officer may impose, if the Compliance Officer concludes that no harm to a Fund would result and that the application of the prohibition would be inequitable or result in undue hardship to the individual who entered into the transaction. Any profit realized on a transaction that the Compliance Officer had not exempted from this prohibition shall be disgorged to the McLean County chapter of the American Red Cross by check from the Subscriber, payable to the McLean County chapter of the American Red Cross and delivered to the Compliance Officer for delivery to such charity.

         H.  Underwritten Public Offerings and Initial Public Offerings.
             ----------------------------------------------------------
Investment Professionals, the Funds' officers and Mutual Fund Interested Trustees shall not purchase any Securities in an underwritten public offering or Initial Public Offering. (It is important to avoid any actual or perceived obligation to brokers as a result of being provided hot offering allocations.) Taxable and tax-exempt debt securities that are not convertible into equity Securities and are not being considered for purchase or sale by the Manager or the Funds may be purchased in underwritten offerings for long term investment, but only when (i) the transaction does not conflict with the activity of the Manager or the Funds in those issues, and (ii) the person seeks approval from a designated Investment Professional, as that procedure is described in I below.

         I.  Limited Offerings. Investment Professionals, the Funds' officers
             -----------------
and Mutual Fund Interested Trustees may not purchase Securities in a Limited Offering without the prior approval of a designated Investment Professional. The designated Investment Professional who approves purchases of Securities in Limited Offerings may not purchase Securities in a Limited Offering without the prior approval of the Funds' executive committee. Any Investment Professional who has acquired a Security in a Limited Offering must disclose the interest in the Security to the


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other Investment Professionals participating in the investment decision process whenever an investment in a Security of the same issuer is being considered for purchase or sale. Any Investment Professional who has acquired a Security in a Limited Offering will be disqualified from participating in any subsequent decisions by the Manager relating to the Security acquired in the Limited Offering.

             PROHIBITIONS APPLICABLE TO ALL INVESTMENT PROFESSIONALS

         J.  Certain Short Term and Speculative Trading. As a general rule,
             ------------------------------------------
Investment Professionals should not engage in highly speculative short term trading practices or purchase securities with borrowed funds. Moreover, Investment Professionals shall avoid the possibility of becoming so indebted as a consequence of a poor investment that there might be temptation to utilize assets under management to retrieve the personal investment or to repay the broker involved. As a result, the following three prohibitions have been included to address these types of situations. However, it is recognized that certain cases may arise in which these types of activities could be used as a part of a legitimate long-term investment strategy. Therefore, exceptions to these three rules may be permitted on a case-by-case basis in advance by a designated Investment Professional who himself or herself must obtain advance approval for an exception to these rules from the Compliance Officer.

             1.  Pledges and Margin Purchases. Investment Professionals shall
                 ----------------------------
                 not purchase any type of financial instrument (including securities, options and debt instruments) with borrowed money or in a margin account or trade futures contracts on margin, and shall not use Securities as collateral for a loan.

             2.  Short Sales.  Investment Professionals shall not engage in
                 -----------
                 short sales of any type of financial instrument (including securities, options and debt instruments).

             3.  Options and Futures Contracts. Investment Professionals shall
                 -----------------------------
                 not engage in any transaction in options or futures contracts on (a) any Securities owned in the portfolios managed by the Manager or (b) Securities in the business area for which the Investment Professional has responsibility for analysis, decision-making or transactions, whether or not owned in a portfolio under management. Options and futures contracts on Securities that are not owned in the portfolios under management and that are not within the area for which the Investment Professional has responsibility for analysis, decision-making or transactions may be purchased after obtaining prior approval of a designated Investment Professional to assure that the underlying issue is not being considered for purchase or sale.

         K.  Disclosure of Personal Holdings. Investment Professionals who are
             -------------------------------
in a position to influence any decision by the Manager or the Funds to purchase, hold or sell Covered Securities must disclose their Beneficial Ownership interest in such Covered Security being considered for purchase or sale by the Manager or the Funds to the other Investment



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Professionals participating in the investment decision process. Investment
Professionals are not required to disclose their Beneficial Ownership interest in Covered Securities held in an account over which the Investment Professional does not have any direct or indirect influence or control.

         L.  Service as a Director. Investment Professionals shall not serve as
             ---------------------
directors of publicly traded companies unless prior authorization is granted by a designated Investment Professional who himself or herself shall not serve as a director of a publicly traded company unless prior authorization is granted by the Funds' executive committee. Authorization to serve as a director of a publicly traded company should be granted only if it is determined that such service as a director would be consistent with the interests of the Funds and the Funds' shareowners. Any Investment Professional who serves as a director of a publicly traded company shall be appropriately isolated from Investment Professionals making any investment decisions relating to the publicly traded company.

ARTICLE V.  MONITORING

         All Personal Securities Transactions in a Covered Security by an Access Person shall be reviewed by the Compliance Officer to identify those transactions, if any, executed during the period that begins seven calendar days before a Fund (other than a Fund managed by an unaffiliated sub-adviser) trades in the Same Security and ends seven calendar days after a Fund (other than a Fund managed by an unaffiliated sub-adviser), trades in the Same Security.

         The Compliance Officer, in his discretion, may require the person to reverse any Personal Securities Transaction that occurs during the period that begins seven calendar days before a Fund (other than a Fund managed by an unaffiliated sub-adviser) trades in the Same Security and ends seven calendar days after a Fund (other than a Fund managed by an unaffiliated sub-adviser), trades in the Same Security, and disgorge the profits in accordance with the requirements described below.

         Any profits from a transaction that is reversed shall be disgorged to the McLean County chapter of the American Red Cross by check from the Access Person, payable to the McLean County chapter of the American Red Cross and delivered to the Compliance Officer for delivery to such charity. An Access Person may appeal any determination by the Compliance Officer with regard to this Section V to the Financial Vice President of State Farm Mutual Automobile Insurance Company, whose decision shall be final.

         Notwithstanding the requirements stated above, no Personal Securities Transaction that occurs during the period that begins seven calendar days before a Fund (other than a Fund managed by an unaffiliated sub-adviser) trades in the Same Security and ends seven calendar days after a fund (other than a Fund managed by an unaffiliated sub-adviser), trades in the Same Security, shall be reversed if the Fund trade in the Covered Security was effected to rebalance a Fund in accordance with such Fund's index investment mandate, was the result of an investment program of dollar-cost averaging or was effected by the Manager for reasons other than pursuant to the exercise of the Manager's investment discretion.


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         Personal Securities Transactions of an Access Person reportable under
Article VI shall be reviewed by the Compliance Officer to identify whether the transaction is consistent with the requirements of this Code of Ethics. If, in his discretion, the Compliance Officer determines that a Personal Securities Transaction of an Access Person violates this Code of Ethics, the Compliance Officer may require the Access Person to reverse the transaction and disgorge any profits as set forth above.

         For purposes of this Article V, the acquisition of a Covered Security through a Direct Purchase Plan or reinvestment of dividends or distributions through a pre-established dividend reinvestment plan is not a Personal Securities Transaction, and no profits realized from the acquisition of a Covered Security through a Direct Purchase Plan or dividend reinvestment plan shall be required to be disgorged pursuant to this paragraph.

ARTICLE VI.  REPORTING - ACCESS PERSONS

         Subject to the exclusions set forth in Section E below, every Access Person must report to the Compliance Officer the following:

         A.  Initial Holdings Report. No later than 10 days after a person
             -----------------------
becomes an Access Person, he or she shall report the following information on the form attached hereto as Appendix II:

             1. The title, number of shares and principal amount of each Covered Security in which the Access Person has any Beneficial Ownership interest, and

             2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities are held for the direct or indirect benefit of the Access Person

The Initial Holdings Report shall be made as of the date the person became an Access Person.

         B.  Transaction Report.  Access Persons shall report the following
             ------------------
information:

             1. Any transaction in a Covered Security in which the Access Person has any Beneficial Ownership interest, and

             2. Any new account established by the Access Person in which any Securities were held for the direct or indirect benefit of the Access Person.

         The Transaction Report shall be made on the form attached hereto as Appendix III, and shall be filed with the Compliance Officer as soon as practicable after the execution of the transaction or establishment of the account, but in no event later than 5 business days after the transaction or establishment of the account. An Access Person need not make a transaction report:


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             1.  With respect to regular purchases of Covered Securities through dividend reinvestment plans.

             2. With respect to purchases of Covered Securities through a Direct Purchase Plan.

         C.  Annual Holdings Report.  No later than 30 days after the end of
             ----------------------
the calendar year, an Access Person shall report the following on the form attached hereto as Appendix II:

             1. The title, number of shares and principal amount of each Covered Security in which the Access Person has any Beneficial Ownership interest, and

             2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person.

The Annual Holdings Report shall be completed as of the end of the calendar year.

         D.  Broker Confirmations.  Access Persons shall require their
             --------------------
broker/dealers to supply the Compliance Officer with duplicate copies of confirmations of all Personal Securities Transactions in Covered Securities.

         E.  Exclusions from all Reporting under this Article.  An Access
             ------------------------------------------------
Person need not make a report under this Article:

             1. With respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

             2. Any Mutual Fund Disinterested Trustee who is a Subscriber solely by reason of being a trustee of one or more of the Funds is not required to file either an Initial Holdings Report or an Annual Holdings Report, and such person only needs to file a Transaction Report with respect to purchases or sales of a Covered Security if he or she knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that during the 15-day period immediately preceding or after a Personal Securities Transaction the Same Security was purchased or sold by the Fund (other than an index Fund) of which the person is a trustee or that such purchase or sale was considered during that period by the Fund (other than an index Fund) or the Manager.

ARTICLE VII. REPORTING - ADVISORY REPRESENTATIVES

         Subject to the exclusions set forth in Section C below, every Advisory Representative must report to the Compliance Officer the following:

         A.  Transaction Report.  Advisory Representatives shall report any
             ------------------
transaction in a Covered Security in which the Advisory Representative has any Beneficial Ownership interest. The Transaction Report shall be made on the form attached hereto as


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Appendix III, and shall be filed with the Compliance Officer within 10 days after the end of the calendar quarter during which the transaction took place.

         B.  Broker Confirmations.  Advisory Representatives shall require
             --------------------
their broker/dealers to supply the Compliance Officer with duplicate copies of confirmations of all Personal Securities Transactions in Covered Securities.

         C.  Exclusions from all Reporting under this Article.  An Advisory
             ------------------------------------------------
Representative need not make a transaction report:

             1. With respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

             2. With respect to regular purchases of Covered Securities through dividend reinvestment plans.

             3. With respect to purchases of Covered Securities through a Direct Purchase Plan.

ARTICLE VIII.  ENFORCEMENT

         A. Reports filed pursuant to Articles VI and VII of this Code of Ethics will be maintained in strictest confidence. Reports filed pursuant to
Article VI will be reviewed in accordance with Article V of this Code of Ethics to detect any violation of this Code of Ethics. Additional information may be required to clarify the nature of particular transactions.

         B. Subscribers shall conduct themselves at all times in the best interests of the Funds. Compliance with all provisions of the Code of Ethics shall be a condition of employment or continued affiliation with the Funds and the Manager, and conduct which is not in accordance with these provisions shall constitute grounds for termination of employment or removal from office.

         C. Violations of this Code of Ethics may also constitute violations of law and may subject the Subscriber, the Funds, or the Manager to civil or criminal penalties.

         D. No less frequently than annually, the Compliance Officer will furnish the Board of Trustees a written report that describes any issues arising under this Code of Ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of this Code of Ethics and sanctions imposed in response to the material violations. The report shall also certify that the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the code.

ARTICLE IX.  DEFINITIONS


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         A.  Access Person: Any access person as defined pursuant to Rule 17j-1
             -------------
under the Investment Company Act of 1940. Access Person includes any director, trustee, officer, or advisory person of a Fund or of a Fund's investment adviser. An advisory person is any employee of the Fund or investment adviser (or of any company in a control relationship with the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendation with respect to the purchases and sales of Securities by a Fund.

         B.  Advisory Representative: Any person, other than an Access Person,
             -----------------------
who is an advisory representative as defined in Rule 204-2(a)(12) under the Investment Advisers Act of 1940. Any person who is both an Access Person and an Advisory Representative under this Code of Ethics shall be subject to all the requirements under this Code of Ethics applicable to Access Persons. Under Rule 204-2(a)(12), advisory representative includes any employee or independent contractor of an investment adviser, such as the Manager, who makes any recommendation, who participates in the determinations of which recommendations shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations. Advisory representatives under this Code of Ethics includes those persons registered with the various state securities departments or the Securities and Exchange Commission as investment adviser representatives of the Manager.

         C.  Beneficial Ownership: A Subscriber shall be deemed to have
             --------------------
Beneficial Ownership of a Security if the Subscriber, either directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the Security. This type of pecuniary interest can arise when the Subscriber has an opportunity to profit directly or indirectly from a transaction in the Security. Situations where an indirect pecuniary interest in a Security can exist with respect to Securities include, but are not limited to the following:

             1. A Security held by a member of the Subscriber's immediate family who shares the same household.

             2. A general partner's proportionate interest in portfolio Securities held by the partnership.

             3.  A shareholder's proportionate interest in portfolio
                 Securities held by the corporation if the shareholder is a controlling shareholder of the corporation. A shareholder will be considered to be a controlling shareholder if the shareholder has the power to exercise a controlling influence over the management or policies of a company. For a more comprehensive definition of control, please refer to
                 Section 2(a)(9) of the Investment Company Act of 1940.


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             4.  A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function. However, no pecuniary interest will be present where (a) the performance-related fee is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more, and (b) equity securities of the issuer do not account for more than ten percent of the market value of the portfolio.

             5. A Subscriber's interest in Securities held pursuant to certain trust arrangements. The types of trust arrangements where an indirect pecuniary interest could arise include the following:

                 (a) the ownership of Securities as a trustee where either the trustee or members of his or her immediate family have a vested interest in the income or corpus of the trust;

                 (b) the ownership of a vested beneficial interest in the trust; and

                 (c) the ownership of Securities as a settlor of a trust in which the settlor has the power to revoke the trust without obtaining the consent of all the beneficiaries.

             6. A Subscriber's right to dividends that is separated or separable from the underlying Securities.

             7. A Subscriber's right to acquire equity Securities through the exercise or conversion of any derivative Security, whether or not presently exercisable.

         D.  Covered Security: Any Security other than:
             ----------------

             (1) shares of registered open-end investment companies,
             (2) direct obligations of the government of the United States,
             (3) bankers' acceptances,
             (4) bank certificates of deposit,
             (5) commercial paper, and
             (6) high quality short-term debt instruments, including repurchase agreements.

         E.  Direct Purchase Plan: A Personal Securities Transaction in which
             --------------------
the Subscriber acquires an interest in a Security directly from the issuer of the Security through a program that allows program participants to accumulate shares by making optional cash payments.

         F.  Initial Public Offering: An Initial Public Offering means an
             ------------------------
offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the



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registration, was not subject to the reporting requirements of sections 13 or
15(d) of the Securities Exchange Act of 1934.

         G.  Investment Professionals: Investment Professionals shall mean the
             ------------------------
individuals who work in the Investment Department and inside counsel for the Investment Department and the State Farm Mutual Funds.

         H.  Investment Sub-Adviser: Investment sub-adviser means any person
             ----------------------
named as an investment sub-manager or investment sub-adviser in the Trusts' currently effective registration statement filed with the U.S. Securities and Exchange Commission.

         I.  Limited Offering: A Limited Offering means an offering that is
             ----------------
exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

         J.  Mutual Fund Disinterested Trustee: Mutual Fund Disinterested
             ---------------------------------
Trustee means a duly elected trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

         K.  Mutual Fund Interested Trustee:  Mutual Fund Interested Trustee
             ------------------------------
means a duly elected trustee of a Fund who is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

         L.  Personal Securities Transactions: Personal Securities Transactions
             --------------------------------
shall include not only transactions involving the purchase or sale of Securities directly owned by the Subscriber, but also the purchase or sale of any Securities in which the Subscriber has a Beneficial Ownership interest. Personal Securities Transactions shall not include transactions effected for any account over which the Subscriber does not have any direct or indirect influence or control.

         M.  Security: Security shall have the meaning set forth in
             --------
Section 2(a)(36) of the Investment Company Act of 1940. The definition contained in Section 2(a)(36) of the Investment Company Act is as follows:

             Security means any note, stock, treasury stock, bond debenture, evidence of indebtedness certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly know as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrantor right to subscribe to or purchase, any of the foregoing.

         N.  Same Security:  The Security, any class of that Security, or
             -------------
another Security, which derives its value by that Security.

         O.  Subscriber(s): A Subscriber is any person who executes the Code
             -------------
of Ethics. Subscribers will include at least the following: Access Persons, Advisory Representatives, Investment Professionals, Mutual Fund Department personnel, Mutual Fund accounting personnel, Mutual Fund Officers, Mutual Fund Trustees, Officers and Directors of State Farm Investment Management Corp., and inside counsel for the Funds and Investment Department.

                                * * * * * * * * *

         I acknowledge that I have read and understand the Code of Ethics, and I agree to comply with its terms and provisions.

Dated:
      ------------------------------    ---------------------------------------
                                        Subscriber's Signature


                                        ---------------------------------------
                                        Subscriber's Name (please print)

                          Appendix I - Insider Trading

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         1. trading by an insider, while aware of material nonpublic information, or

         2. trading by a non-insider, while aware of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

         3.  communicating material nonpublic information to others.

         The elements of insider trading and the penalties for such unlawful conduct are discussed below. If after reviewing this policy statement, you have any questions you should consult the Compliance Officer of the State Farm Mutual Funds.

1.       Who is an Insider?

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.       What is Material Information?

         Trading on insider information is not a basis for liability unless the information is material. "Material Information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material
-----------------
certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall
                                                                       ----
Street Journal reporter was found criminally
--------------
liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.
                    -------

3.       What is Nonpublic Information?

         Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The
                                    ---------  -------------------------  ---
Wall Street Journal or other publications of general circulation would be
-------------------
considered public.

4.       Basis for Liability.

         i.      Fiduciary duty theory

                 In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).
                                     -----------------

                 In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated
                    ------------
alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

                 However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure.

         ii.     Misappropriation theory

                 Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the court found, in 1987, a columnist
           ------------------------
defrauded The Wall Street Journal and used it for trading in the securities
          -----------------------
markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

5.       Penalties for Insider Trading

         Penalties for trading on or communication of material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties may include:

         -       civil injunctions

         -       treble damages

         -       disgorgement of profits

         -       jail sentences

         - fines for the person who committed the violation to three times the profit gained or loss avoided, whether or not the person actually benefited, and

         - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can be expected to result in serious sanctions by State Farm, including dismissal of the person involved.

                                   APPENDIX II



                      Initial Holdings Report
                                                  ---------

                      Annual Holdings Report
                                                  ---------
                                  (check one)

Please report below the information regarding any Covered Security in which you have a direct or indirect Beneficial Ownership interest. For the definition of Beneficial Ownership and Covered Security, please see Article VIII of the Code of Ethics (a broker prepared inventory, or typed inventory may be attached in lieu of hand-written information).


                                                               Name of Broker,
                                      Number of Shares or   Dealer, or Bank with
Name or Description       Ticker      Principal Amount of      Whom the Account
    of Security       (if available)       Security             is Maintained

-------------------   --------------  -------------------   --------------------

-------------------   --------------  -------------------   --------------------

-------------------   --------------  -------------------   --------------------

-------------------   --------------  -------------------   --------------------

-------------------   --------------  -------------------   --------------------

-------------------   --------------  -------------------   --------------------

-------------------   --------------  -------------------   --------------------

-------------------   --------------  -------------------   --------------------


Other than the accounts reported above, please report the name of any broker, dealer or bank with whom you have an account in which Securities are held for your direct or indirect benefit. The definition of Securities includes mutual funds, variable products, U.S. government obligations, bank certificates of deposit, and short-term debt instruments.

       Name of Broker, Dealer, or Bank with Whom the Account is Maintained
       -------------------------------------------------------------------

1.

2.

3.

4.

If this is an Initial Holdings Report, you must report information as of the date you became an Access Person under this the Code of Ethics. The Initial Holdings Report must be filed with the Compliance Officer by the 10th day following the day you became an Access Person under this Code. If this is an Annual Holdings Report, you must report the information as of December 31, and you must file this report with the Compliance Officer by the following January 30 of the following year. If you need more space than is provided above to report your holdings, please attach an additional sheet of paper listing those holdings.



-------------------------------------------               ---------------------
Access Person's Signature                                     Date

-------------------------------------------
Access Person's Typed or Printed Signature

                                  APPENDIX III

                    REPORT OF PERSONAL SECURITY TRANSACTIONS
             AND REPORT OF ESTABLISHMENT OF NEW SECURITIES ACCOUNTS
                      BY CODE OF ETHICS ACCESS PERSONS AND
                            ADVISORY REPRESENTATIVES

1.  Transactions in Covered Securities
    -----------------------------------

       Buy,                                                          Broker,
       Sell or                                             Number    Dealer or
Date   Other    Ticker  Description of Security*  Price  of Shares   Bank

----   -------  ------  ------------------------  -----  ---------   ---------

----   -------  ------  ------------------------  -----  ---------   ---------

----   -------  ------  ------------------------  -----  ---------   ---------

----   -------  ------  ------------------------  -----  ---------   ---------

----   -------  ------  ------------------------  -----  ---------   ---------

----   -------  ------  ------------------------  -----  ---------   ---------

----   -------  ------  ------------------------  -----  ---------   ---------

----   -------  ------  ------------------------  -----  ---------   ---------


* If a note, bond, or other fixed or variable rate Covered Security, report the interest rate and maturity date along with a description of the Security.

2.  Establishment of Securities Account (Not applicable to Advisory
    ----------------------------------------------------------------
Representatives)
-----------------

    a.   Name of broker, dealer, or bank with whom the account was established:

         ----------------------------------------------------------------------

    b.   Date the account was established:
                                          -------------------------------------


                              * * * * * * * * * * *


Signature:                              Date of this report:
          --------------------------                         ------------------

All Access Persons must prepare, sign, and file this report as soon as practicable after the execution of the transaction, or establishment of the account, but in no event later than 5 business days after such event. All Advisory Representatives must prepare, sign, and file this report within 10 days after the end of the calendar quarter during which the transaction took place.



------------------------------------                       --------------------
Signature of Access Person
or Advisory Representative                                    Date

-------------------------------------------
Typed or Printed Signature of Access Person or Advisory Representative